SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 28, 2004

DENDRITE INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

New Jersey	1-16379	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 425-1200

Item 4. Changes in Registrant’s Certifying Accountant

        Dendrite International, Inc. (the “Company”) has engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2004 effective June 28, 2004. The engagement was authorized by the Audit Committee of the Company’s Board of Directors.

        During the years ended December 31, 2003 and 2002 and through June 28, 2004, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2004	DENDRITE INTERNATIONAL, INC. By: KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer